EXHIBIT 10.4
------------



      THIS WARRANT ("WARRANT") HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT COVERING THIS WARRANT UNDER SAID ACT OR AN EXEMPTION FROM REGISTRATION UNDER SAID ACT.

      VOID AFTER 5:00 P.M. EASTERN TIME ON JANUARY 10, 2002 ("EXPIRATION
DATE").




SUNRISE TECHNOLOGIES INTERNATIONAL, INC.

B WARRANT

WARRANT TO PURCHASE SHARES OF
COMMON STOCK, PAR VALUE $.001 PER SHARE

      This is to certify that, for VALUE RECEIVED, [_______________] ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from Sunrise Technologies International, Inc., a corporation organized under the laws of Delaware ("Company"), at any time not later than 5:00 P.M., Eastern time, on the Expiration Date, at an exercise price per share equal to 115% of the Conversion Price (the exercise price in effect from time to time hereafter being herein called the "Warrant Price") such number of shares ("Warrant Shares") of Common Stock, par value $.001 per share ("Common Stock") of the Company equal to 25% of the sum of the Underlying Shares (i) issued prior to March 1, 2000 and (ii) issuable on March 1, 2000, in each case upon conversion of the Debentures purchased by the original holder hereof pursuant to the Purchase Agreement (as defined below) and without considering any limitations or restrictions contained in
Section 3(i) of the Debentures. The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

      This Warrant has been issued pursuant to the terms of the Purchase Agreement ("Purchase Agreement") dated on or about the date hereof between the Company and the Warrantholder. Capitalized terms used herein and not defined shall have the meaning specified in the Purchase Agreement.

          Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder.

          Section 2. Transfers. As provided herein, the Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act") or an exemption from registration thereunder. Subject to such restrictions, the Company shall transfer from time to time, the Warrant, upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.



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          Section 3.

            (a) Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise the Warrant in whole or in part at any time upon surrender of the Warrant, together with delivery of the duly executed Warrant exercise form attached hereto (the "Exercise Agreement"), to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Warrant Price for the Warrant Shares specified in the Exercise. The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant (or evidence of loss, theft or destruction thereof) shall have been surrendered, the completed Exercise Agreement shall have been delivered, and payment shall have been made for such shares as set forth above. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding two (2) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised.

             (b) Redemption of Warrant. Subject to the Purchase Agreement, in the event that the Market Price is greater than 125% of the Warrant Price for twenty (20) consecutive trading days ("Pre-Call Period"), the Company shall have the right, upon at least thirty (30) business days' prior written notice to the Warrantholder ("Redemption Notice") (the period from the Redemption Notice to the redemption date being referred to as the "Post-Call Period"), to redeem all or any portion of this Warrant which has not previously been exercised, at a redemption price equal to $.01 per Warrant Share issuable hereunder for the portion hereof being redeemed.
The Warrantholder may exercise this Warrant, including any portion subject to a Redemption Notice, during the period from the date of such Redemption Notice through the date on which the redemption price for such Warrants is paid by the Company, and the Company shall honor all tendered Exercise Agreements during such period. Any Redemption Notice under this Section shall be irrevocable and shall indicate the portion of this Warrant to be redeemed and the date (subject to the terms hereof) on which such redemption is to occur. If the Company intends to redeem less than all of the then outstanding Warrants issued to Investors under the Purchase Agreement, it shall do so on a pro rata basis among such holders in accordance with this Section. Failure by the Company to redeem this Warrant on a timely basis after delivering a Redemption Notice shall result in the Company being prohibited from exercising such right pursuant to this Section again.

            Notwithstanding anything to the contrary herein, the Company shall be prohibited from exercising its right to redeem this Warrant pursuant to this Section unless during the entire Pre-Call Period and Post-Call Period (i) all the Warrant Shares with respect to this Warrant are either (A) covered by an effective registration statement under the Securities Act and a deliverable prospectus or (B) freely tradeable under Rule 144(k) thereunder, and (ii) the Warrant Shares with respect to this Warrant are listed and traded on the Nasdaq Stock Market.

          Section 4.    Compliance with the Securities Act of 1933.
Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this agreement and in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this Section 4 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant until the Warrant Shares have been registered for resale under the Registration Rights Agreement or until Rule 144 is available, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

          Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of the Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid. The holder shall be responsible for income taxes due under federal or state law, if any such tax is due.

          Section 6. Mutilated or Missing Warrants. In case the Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond, if requested by the Company.

          Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant, and the transfer agent for the Common Stock ("Transfer Agent"), and every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of any of the right of purchase aforesaid, shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company will keep a conformed copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant. The Company will supply from time to time the Transfer Agent with duly executed stock certificates required to honor the outstanding Warrant.

          Section 8. Warrant Price. The Warrant Price, subject to adjustment as provided in Section 9, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

          Section 9. Adjustments. Subject and pursuant to the provisions of this Section 9, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

            (a) If the Company shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event. Such adjustment shall be made successively whenever any event listed above shall occur.

            (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company's properties to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or properties as may be issuable or payable with respect to or in exchange for a number of outstanding Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

            (c) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 9(a)), or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Market Price per share of Common Stock (as determined pursuant to Section 3), less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current Market Price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed.

            (d) If the Company shall at any time or from time to time during the MFN Period (as defined in Section 7.1 of the Purchase Agreement) issue or sell in a financing transaction (which shall not include any sales or issuances of Common Stock after the date hereof pursuant to contractual obligations in effect on the date hereof), (A) any shares of Common Stock for a Per Share Selling Price (as defined in Section 7.1 of the Purchase Agreement) less than the Warrant Price (as defined above) or (B) any securities convertible into shares of Common Stock ("Convertible Securities") for which the Per Share Selling Price of the Common Stock is less than the Warrant Price (as defined above) on the date of such issuance, then the Warrant Price shall be automatically reset (if it would result in a reduction of such price) to a price equal to such Per Share Selling Price, regardless of whether such adjusted Warrant Price falls below the $3.00 floor set forth in the definition of "Conversion Price" under the Purchase Agreement. The number of Warrant Shares shall be proportionally increased. Such adjustments shall be made successively whenever such sales are made. If an adjustment (the "Adjustment") of the Warrant Price is required pursuant hereto, the Company shall deliver to each the Warrantholder within eight calendar days of the closing of the transaction giving rise to the Adjustment ("Delivery Date") a notice ("Adjustment Notice") stating that such Warrant Price has been automatically adjusted as of the Delivery Date, and such notice shall constitute an amendment to this Warrant. In the event the Company fails to deliver the Adjustment Notice by the applicable Delivery Date, the Company shall be liable to each Warrantholder for a delay payment equal to 2% of
(x) the number of Warrant Shares issuable hereunder times (y) the Market Price, per month payable in Common Stock or cash, at the Warrantholder's election (provided, that such failure to notify shall not affect automatic adjustment of the Warrant Price). The Company shall give to Warrantholder written notice of any such sale of Common Stock within 24 hours of the closing of any such sale and shall within such 24 hour period issue a press release announcing such sale.

            (e) An adjustment shall become effective immediately after the record date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

            (f) In the event that, as a result of an adjustment made pursuant to Section 9, the holder of the Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of the Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

          Section 10. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall round such calculation to the nearest whole number and disregard the fraction.

          Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

          Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. The certificate of the Company's independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment. At the Warrantholder's request, the Company shall deliver to the Warrantholder as of a requested date a notice specifying the number of Warrant Shares into which this Warrant is exercisable as of such date.

          Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is ChaseMellon Shareholder Services, c/o Gloria Pouncil, 235 Montgomery Street, 23rd Floor, San Francisco, CA 94104, Phone: (415) 643-1427. Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will fax to the Warrantholder a statement setting forth the name and address of such transfer agent.

          Section 14. Notices. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made personally or if sent by an internationally recognized courier by next day or two day delivery service, addressed as follows:

                        Sunrise Technologies International, Inc.
                        3400 West Warren Avenue
                        Fremont, California 94538
                        Telephone:  (510) 623-9001
                        Telefax:    (510) 623-9009
                        Attention:  Mr. Peter Jansen
                                    Chief Financial Officer

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this
Section 14.

            Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier service by overnight or two-day service, to the address set forth on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this
Section 14.

            All such notices, requests, demands, directions and other communications shall, when sent by courier, be effective two (2) days after delivery to such courier as provided and addressed as aforesaid.

          Section 15. Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Registration Rights Agreement.

          Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and permitted assigns hereunder. The Warrantholder may assign or transfer this Warrant to any transferee only with the prior consent of the Company, which may not be unreasonably withheld or delayed, provided that the Warrantholder may assign or transfer this Warrant to any of its affiliates without the consent of the Company.

          Section 17. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State.

          Section 18.   9.9% and 19.9% Limitations.

                  (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the Holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned by the holder's "affiliates" (as defined in Rule 144 of the Securities Act) that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.99% of the total issued and outstanding shares of the Company's Common Stock (the "Restricted Ownership Percentage"); provided that (w) each holder shall have the right at any time and from time to time to reduce its Restricted Ownership Percentage immediately upon notice to the Company and (x) each holder shall have the right at any time and from time to time, to increase its Restricted Ownership Percentage immediately (subject to waiver) in the event of a pending or announced change of control transaction (including without limitation a transaction that would result in a transfer of more than 50% of the Company's voting power or equity, or a transaction that would result in a person or "group" being deemed the beneficial owner of 50% or more of the Company's voting power or equity).

            (b) Each time (a "Covenant Time") the holder makes a Triggering Acquisition (as defined below) of shares of Common Stock (the "Triggering Shares") pursuant to the Agreement, the holder will be deemed to covenant that it will not, during the balance of the day on which such Triggering Acquisition occurs, and during the 61-day period beginning immediately after that day, acquire additional shares of Common Stock pursuant to Warrants existing at that Covenant Time, if the aggregate amount of such additional shares so acquired (without reducing that amount by any dispositions) would exceed (x) 9.99% of the number of shares of Common Stock outstanding at that Covenant Time (including the Triggering Shares) minus (y) the number of shares of Common Stock actually owned by the Holder at that Covenant Time (regardless of how or when acquired, and including the Triggering Shares). "Triggering Acquisition" means the exercise of the Warrant by the holder; provided, however, that with respect to the exercise of this Warrant, if the associated issuance of shares of Common Stock does not occur, such event shall cease to be a Triggering Acquisition and the related covenant under this paragraph shall terminate. At each Covenant Time, the Holder shall be deemed to waive any right it would otherwise have to acquire shares of Common Stock to the extent that such acquisition would violate any covenant given by the Holder under this paragraph.

                  (i) The covenant to be given pursuant to this paragraph will be given at every Covenant Time and shall be calculated based on the circumstances then in effect. The making of a covenant at one Covenant Time shall not terminate or modify any prior covenants.

                  (ii) The Warrantholder may therefore from time to time be subject to multiple such covenants, each one having been made at a different Covenant Time, and some possibly being more restrictive than others. The Warrantholder must comply with all such covenants then in effect.

                  (c) Notwithstanding anything contained herein, in no event shall the Company issue shares of Common Stock hereunder to the extent that the total number of shares issued or deemed issued to the Investors (when added to the Underlying Shares and Warrant Shares) under the Purchase Agreement would exceed 19.9% of the Company's issued and outstanding shares of Common Stock on the date hereof. Instead, the Company shall redeem this Warrant to the extent necessary at such consideration required to place the Investors in the same economic position they would have been if not for such limitation. Only shares acquired pursuant to the Purchase Agreement will be included in determining whether the limitation would be exceeded for purposes of this paragraph.




                         [Signature Page Follows]

      IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of January 10, 2000.



                        SUNRISE TECHNOLOGIES INTERNATIONAL, INC.



                        By:___________________________
                        Name:
                        Title:



Attest:


______________________________

                 SUNRISE TECHNOLOGIES INTERNATIONAL, INC.
                           WARRANT EXERCISE FORM


Sunrise Technologies International, Inc.
3400 West Warren Avenue
Fremont, California 94538
Telephone:(510) 623-9001
Telefax:(510) 623-9009
Attention:  Mr. Peter Jansen
            Chief Financial Officer

      This undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder by (CHECK AS APPLICABLE):

      [  ]  payment by cash, wire or certified check,
      [ ] conversion of the within Warrant by surrender of the Warrant, _______________ shares of Common Stock* ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:
                  _______________________________

                  Name
                  ________________________________
                  Address
                  ________________________________
                  ________________________________

and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares.

      In lieu of delivering physical certificates representing the Warrant Shares purchasable upon exercise of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon conversion or exercise to the undersigned, by crediting the account of the undersigned's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

Dated:            ______________________________

Signature:        ______________________________

                  ______________________________

Name (please print)
                  _______________________________

Address
                  _______________________________


   * NOTE: If conversion of the Warrant is made by surrender of the Warrant and the number of shares indicated exceeds the maximum number of shares to which a holder is entitled, the Company will issue such maximum number of shares purchasable upon exercise of the Warrant registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and deliver same to the address stated below.